Oppenheimer
Quest Balanced Value Fund

Prospectus dated February 28, 2002

                                                              Oppenheimer Quest Balanced Value Fund is a mutual
                                                              fund. The Fund's primary objective is growth of
                                                              capital, and the Fund also seeks investment income.
                                                              The Fund invests primarily in equity securities, but
                                                              also buys debt securities.
                                                                       This Prospectus contains important
                                                              information about the Fund's objective, and its
                                                              investment policies, strategies and risks. It also
                                                              contains important information about how to buy and
                                                              sell shares of the Fund and other account features.
                                                              Please read this Prospectus carefully before you
                                                              invest and keep it for future reference about your
                                                              account.
As with all mutual funds, the Securities and Exchange
Commission has not approved or disapproved the Fund's
securities nor has it determined that this Prospectus
is accurate or complete. It is a criminal offense to
represent otherwise.

                                                                                               [OppenheimerFunds logo]

CONTENTS

                  ABOUT THE FUND
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                  The Fund's Investment Objective and Strategies

                  Main Risks of Investing in the Fund

                  The Fund's Past Performance

                  Fees and Expenses of the Fund

                  About the Fund's Investments

                  How the Fund is Managed

                  ABOUT YOUR ACCOUNT
----------------------------------------------------------------------------------------------------------------------

                  How to Buy Shares
                  Class A Shares
                  Class B Shares
                  Class C Shares
                  Class N Shares
                  Class Y Shares

                  Special Investor Services
                  AccountLink
                  PhoneLink
                  OppenheimerFunds Internet Web Site
                  Retirement Plans

                  How to Sell Shares
                  By Mail
                  By Telephone

                  How to Exchange Shares

                  Shareholder Account Rules and Policies

                  Dividends, Capital Gains and Taxes

                  Financial Highlights

ABOUT THE FUND

The Fund's Investment Objective and Strategies

WHAT IS THE FUND'S INVESTMENT OBJECTIVE? The Fund seeks a combination of growth of capital and investment income.
The Fund's primary objective is growth of capital.

WHAT DOES THE FUND MAINLY INVEST IN?  To seek growth, the Fund normally invests mainly in common stocks of U.S.
issuers that the portfolio manager believes are undervalued in the marketplace.  The Fund also invests in other equity securities, such as preferred stock and securities convertible into common stock.  The Fund also buys corporate and government bonds, notes and other debt securities for investment income, which can include securities below investment grade.

Under normal market conditions, the Fund invests:

o        at least 25% of its total assets in equity securities, including common stocks and preferred stocks, and expects to have between 50% to 70% of its total assets invested in equities, and
o        at least 25% of its total assets in fixed-income senior securities.

         The Fund's investments in fixed-income senior securities include bonds, debentures, notes, participation interests in loans, convertible securities and U.S. Government securities. These investments are more fully explained in "About the Fund's Investments," below.

HOW DOES THE PORTFOLIO MANAGER DECIDE WHAT SECURITIES TO BUY OR SELL? In selecting securities for the Fund, the
Fund's portfolio manager, who is employed by the Sub-Advisor, OpCap Advisors, uses a "value" approach to investing.
The portfolio manager searches primarily for securities of established companies believed to be undervalued in the marketplace, in relation to factors such as a company's assets, earnings, growth potential and cash flows.  This process and the inter-relationship of the factors used may change over time and its implementation may vary in particular cases.  Currently, the selection process for equity securities includes the following techniques:
o        A "bottom up" analytical approach using fundamental research to focus on particular issuers before considering industry trends, by evaluating each issuer's characteristics, financial results and management.
o        A search for securities of established companies believed to be undervalued and having a high return on capital, strong management committed to shareholder value, and positive cash flows.
o        Ongoing monitoring of issuers for fundamental changes in the company that might alter the portfolio manager's initial expectations about the security and might result in a decision to sell the security.

         The portfolio manager allocates the Fund's investments among equity and debt securities after assessing the relative values of these different types of investments under prevailing market conditions.  Within the parameters for stock and bond investments described above under normal market conditions, the portfolio might hold stocks, bonds and money market instruments in different proportions at different times.  The portfolio manager might increase the relative emphasis of investments in bonds and other fixed-income securities, instead of stocks, when he thinks that:
o        common stocks in general appear to be overvalued,
o        debt securities present capital growth and income opportunities relative to common stocks because of declining interest rates or improved issuer credit quality, or
o        it is desirable to maintain liquidity pending investment in equity securities to seek capital growth opportunities.

WHO IS THE FUND DESIGNED FOR? The Fund is designed for investors seeking capital appreciation over the long term with the opportunity for some income. Those investors should be willing to assume the risk of short-term share price fluctuations that are typical for a fund emphasizing equity investments.  Since the Fund's income level will fluctuate, it is not designed for investors needing an assured level of current income. Because of its primary focus on long-term growth, with income as a secondary goal, the Fund may be appropriate for moderately aggressive investors and for a portion of a retirement plan investment.  The Fund is not a complete investment program.

Main Risks of Investing in the Fund

All investments have risks to some degree. The Fund's investments in stocks and bonds are subject to changes in their value from a number of factors, described below.  There is also the risk that poor selection by the portfolio manager will cause the Fund to underperform other funds having a similar objective.  As an example, the portfolio manager's "value" approach to investing could result in fewer Fund investments in stocks that become highly valued by the marketplace during times of rapid market advances.  This could cause the Fund to underperform other funds with similar investment objectives but that employ a growth or non-value approach to investing.

RISKS OF INVESTING IN STOCKS. Stocks fluctuate in price, and their short-term volatility at times may be great.
Because the Fund normally emphasizes investments in common stocks and other equity securities, the value of the
Fund's portfolio will be affected by changes in the stock markets in which it invests. Market risk will affect the
Fund's net asset values per share, which will fluctuate as the values of the Fund's portfolio securities change. A variety of factors can affect the price of a particular stock and the prices of individual stocks do not all move in the same direction uniformly or at the same time. Different stock markets may behave differently from each other.
Because the Fund can buy both U.S. and foreign stocks it could be affected by changes in domestic and foreign stock markets.

         Other factors can affect a particular stock's price, such as poor earnings reports by the issuer, loss of major customers, major litigation against the issuer, or changes in government regulations affecting the issuer. The
Fund invests primarily in securities of companies with a medium-size or larger capitalization. It also can invest in small capitalization companies, which may have more volatile stock prices than large companies.

Industry Focus. At times the Fund may increase the relative emphasis of its investments in a particular industry.
Stocks of issuers in a particular industry may be affected by changes in economic conditions, government regulations, availability of basic resources or supplies, or other events that affect that industry more than others.  To the extent that the Fund is emphasizing investments in a particular industry, its share values may fluctuate in response to events affecting that industry.

INTEREST RATE RISK. The values of debt securities are subject to change when prevailing interest rates change.  When interest rates fall, the value of already-issued debt securities generally rise.  When interest rates rise, the values of already-issued debt securities generally fall. The magnitude of these fluctuations will often be greater for longer-term debt securities than shorter-term debt securities.  The Fund's share prices can go up or down when interest rates change because of the effect of the changes on the value of the Fund's investments in debt securities.

CREDIT RISK.  Debt securities are subject to credit risk.  Credit risk is the risk that the issuer of a security might not make interest and principal payments on the security as they become due. If the issuer fails to pay interest, the Fund's income may be reduced and if the issuer fails to repay principal, the value of that security and of the Fund's shares may be reduced. While the Fund's investments in U.S. Government securities are subject to little credit risk, the Fund's other investments in debt securities, particularly high-yield lower-grade debt securities, are subject to risks of default. A downgrade in an issuer's credit rating or other adverse news about an issue can reduce a security's market value.

HOW RISKY IS THE FUND OVERALL? The risks described above collectively form the overall risk profile of the Fund, and can affect the value of the Fund's investments, its investment performance and its price per share. Particular investments and investment strategies also have risks. These risks mean that you can lose money by investing in the
Fund. When you redeem your shares, they may be worth more or less than what you paid for them. There is no assurance that the Fund will achieve its investment objective. In the short term, stock markets can be volatile, and the price of the Fund's shares can go up and down substantially. The Fund's income-oriented investments may help cushion the
Fund's total return from changes in stock prices, but fixed-income securities have their own risks that can affect their values and the income they pay. In the OppenheimerFunds spectrum, the Fund is more conservative than funds that invest only in growth stocks, but has greater risks than investment-grade bond funds.

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An investment in the Fund is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit
Insurance Corporation or any other government agency.
----------------------------------------------------------------------------------------------------------------------

The Fund's Past Performance

The bar chart and table below show one measure of the risks of investing in the Fund, by showing changes in the
Fund's performance (for its Class A shares), both before and after taxes, from year to year for the last ten calendar years and by showing how the average annual total returns of the Fund's shares compare to those of a broad-based market index. The after-tax returns shown for Class A shares are calculated using the historical highest individual federal marginal income tax rates in effect during the periods shown, and do not reflect the impact of state or local taxes. The after-tax returns are shown for Class A shares only and the after-tax returns for the other classes of shares will vary. The after-tax returns are calculated based on certain assumptions mandated by regulation and your actual after-tax returns may differ from those shown, depending on your individual tax situation. The after-tax returns set forth below are not relevant to investors who hold their Fund shares through tax-deferred arrangements such as 401(k) plans or IRAs or to institutional investors not subject to tax. The Fund's past investment performance, before and after taxes, is not necessarily an indication of how the Fund will perform in the future.

Annual Total Returns (Class A) (as of 12/31 each year)

[See appendix to prospectus for data in bar chart showing annual total returns]

Sales charges and taxes are not included in the calculations of return in this bar chart, and if those charges were included, the returns would be less than those shown.

During the period shown in the bar chart, the highest return (not annualized) for a calendar quarter was 21.44%
(4Q'98) and the lowest return (not annualized) for a calendar quarter was -5.80% (3Q'99).

  --------------------------------------- --------------------------------------------------------------------

  Average Annual Total                         1 Year(or             5 Years(or             10 years (or
  Returns for the periods                  life of class, if      life of class, if      life of class, if
  Ended December 31, 2001                        less)                  less)                  less)

  --------------------------------------- --------------------------------------------------------------------
  --------------------------------------- --------------------- ---------------------- -----------------------

  Class A Shares (inception 11/1/91)
  Return Before Taxes                            -2.73%                14.42%                  13.80%

  --------------------------------------- --------------------- ---------------------- -----------------------

  Return After Taxes on Distributions                -3.93%               11.35%               10.37%
  Return After Taxes on Distributions and
  Sale of Fund Shares                                -1.26%               10.49%                9.77%

  -------------------------------------------- -------------------- -------------------- --------------------

  S&P 500 Index 1 (reflects no deductions
  for fees, expenses or taxes)                       -11.88%              10.70%               12.93%

  -------------------------------------------- -------------------- -------------------- --------------------
  --------------------------------------- --------------------------------------------------------------------

  Class B Shares (inception 9/1/93)              -2.37%                14.87%                  15.10%

  --------------------------------------- --------------------------------------------------------------------
  --------------------------------------- --------------------------------------------------------------------

  Class C Shares (inception 9/1/93)              1.60%                 15.11%                  14.85%

  --------------------------------------- --------------------------------------------------------------------
  --------------------------------------- --------------------------------------------------------------------

  Class N Shares (inception 3/1/01)             -1.81%2                  N/A                    N/A

  --------------------------------------- --------------------------------------------------------------------
  --------------------------------------- --------------------------------------------------------------------

  Class Y Shares (inception 5/1/00)              3.73%                  7.61%                   N/A

  --------------------------------------- --------------------------------------------------------------------

1.       From 12/31/91
2.       Total returns for Class N shares are cumulative and are not annualized.
The Fund's average annual total returns in the table include the applicable sales charge: for Class A, the current maximum initial sales charge of 5.75%; for Class B, the contingent deferred sales charges of 5% (1-year) and 2%
(5-years); for Class C and Class N, the 1% contingent deferred sales charge for the 1-year period for Class C Shares and life-of-class period for Class N shares.  Because Class B shares convert to Class A shares 72 months after purchase, Class B "life of class" performance does not include contingent deferred sales charges and uses Class A performance for the period after conversion.

The Fund's returns measure the performance of a hypothetical account and assume that all dividends and capital gains distributions have been reinvested in additional shares. The performance of the Fund's Class A shares is compared to the S & P 500 Index, an unmanaged index of equity securities. The index performance includes the reinvestment of income but does not reflect taxes or transaction costs. The Fund's investments vary from securities in the index.

Fees and Expenses of the Fund

The Fund pays a variety of expenses directly for management of its assets, administration, distribution of its shares and other services. Those expenses are subtracted from the Fund's assets to calculate the Fund's net asset values per share. All shareholders therefore pay those expenses indirectly. Shareholders pay other expenses directly, such as sales charges and account transaction charges. The following tables are meant to help you understand the fees and expenses you may pay if you buy and hold shares of the Fund. The numbers below are based on the Fund's expenses during its fiscal year ended October 31, 2001.

Shareholder Fees (charges paid directly from your investment):

------------------------------------ ---------------- ----------------- ---------------- --------------- -------------
                                     Class A Shares    Class B Shares   Class C Shares   Class N Shares    Class Y
                                                                                                            Shares
------------------------------------ ---------------- ----------------- ---------------- --------------- -------------
------------------------------------ ---------------- ----------------- ---------------- --------------- -------------
Maximum Sales Charge (Load) on
purchases                                 5.75%             None             None             None           None
(as % of offering price)
------------------------------------ ---------------- ----------------- ---------------- --------------- -------------
------------------------------------ ---------------- ----------------- ---------------- --------------- -------------
Maximum Deferred Sales Charge
(Load) (as % of the lower of the
original offering price or                None1             5%2               1%3             1%4            None
redemption proceeds)
------------------------------------ ---------------- ----------------- ---------------- --------------- -------------

1.       A contingent deferred sales charge may apply to redemptions of investments of $1 million or more ($500,000 for certain retirement plan accounts) of Class A shares. See "How to Buy Shares" for details.

2.       Applies to redemptions in first year after purchase. The contingent deferred sales charge declines to 1% in the sixth year and is eliminated after that.
3.       Applies to shares redeemed within 12 months of purchase
4.       Applies to shares redeemed within 18 months of retirement plan's first purchase.

Annual Fund Operating Expenses (deducted from Fund assets):
(% of average daily net assets)

------------------------------- ---------------- ---------------- ---------------- --------------- ----------------
                                Class A Shares   Class B Shares   Class C Shares   Class N Shares  Class Y Shares
------------------------------- ---------------- ---------------- ---------------- --------------- ----------------
------------------------------- ---------------- ---------------- ---------------- --------------- ----------------

Management Fees                      0.84%            0.84%            0.84%           0.84%            0.84%

------------------------------- ---------------- ---------------- ---------------- --------------- ----------------
------------------------------- ---------------- ---------------- ---------------- --------------- ----------------
Distribution   and/or  Service
(12b-1) Fees                          0.40%           1.00%            1.00%           0.50%             N/A
------------------------------- ---------------- ---------------- ---------------- --------------- ----------------
------------------------------- ---------------- ---------------- ---------------- --------------- ----------------

Other Expenses                        0.22%           0.22%            0.22%           0.23%            0.15%

------------------------------- ---------------- ---------------- ---------------- --------------- ----------------
------------------------------- ---------------- ---------------- ---------------- --------------- ----------------

Total     Annual     Operating
Expenses                             1.46%            2.06%            2.06%           1.57%            0.99%

------------------------------- ---------------- ---------------- ---------------- --------------- ----------------

Effective March 1, 2002, the management fee rate has been reduced as described below in "How the Fund is Managed -
The Manager -The Manager's Fee." Prior to such change, Management Fees were 0.85% of average annual net assets for each Class.  Accordingly, the Management Fees and Total Annual Operating Expenses set forth above have been restated
to reflect the reduced fees. Effective January 1, 2002 the asset-based sales charge rate for Class A shares has been voluntarily reduced to 0.10% of average annual net assets representing Class A shares of the Fund resulting in a
Class A 12b-1 fee of 0.35%.  The rate formerly in effect for Class A shares was 0.15% of average annual net assets of the Class. The Board can set the rate up to 0.15% of average annual net assets under the Distribution and Service
Plan for Class A shares.   Expenses may vary in future years. "Other Expenses" include transfer agent fees, custodial expenses, and accounting and legal expenses the Fund pays.

EXAMPLES.  The following examples are intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The examples assume that you invest $10,000 in a class of shares of the Fund for the time periods indicated and reinvest your dividends and distributions.

         The first example assumes that you redeem all of your shares at the end of those periods. The second example assumes that you keep your shares. Both examples also assume that your investment has a 5% return each year and that the class's operating expenses remain the same as in the table above. Your actual costs may be higher or lower because expenses will vary over time. Based on these assumptions your expenses would be as follows:

------------------------------------ --------------------- -------------------- ------------------ -------------------
If shares are redeemed:              1 Year                3 Years              5 Years            10 Years1
------------------------------------ --------------------- -------------------- ------------------ -------------------
------------------------------------ --------------------- -------------------- ------------------ -------------------

Class A Shares                       $ 715                 $ 1,010              $ 1,327            $ 2,221

------------------------------------ --------------------- -------------------- ------------------ -------------------
------------------------------------ --------------------- -------------------- ------------------ -------------------

Class B Shares                       $ 709                 $    946             $ 1,308            $ 2,096

------------------------------------ --------------------- -------------------- ------------------ -------------------
------------------------------------ --------------------- -------------------- ------------------ -------------------
Class C Shares                       $ 309                 $    646             $ 1,108            $ 2,390
------------------------------------ --------------------- -------------------- ------------------ -------------------
------------------------------------ --------------------- -------------------- ------------------ -------------------

Class N Shares                       $ 260                 $    496             $    855           $ 1,867

------------------------------------ --------------------- -------------------- ------------------ -------------------
------------------------------------ --------------------- -------------------- ------------------ -------------------

Class Y Shares                       $ 101                 $    315             $    547           $ 1,213

------------------------------------ --------------------- -------------------- ------------------ -------------------

------------------------------------ --------------------- -------------------- ------------------ -------------------
If shares are not redeemed:          1 Year                3 Years              5 Years            10 Years1
------------------------------------ --------------------- -------------------- ------------------ -------------------
------------------------------------ --------------------- -------------------- ------------------ -------------------

Class A Shares                       $ 715                 $ 1,010              $ 1,327            $ 2,221

------------------------------------ --------------------- -------------------- ------------------ -------------------
------------------------------------ --------------------- -------------------- ------------------ -------------------

Class B Shares                       $ 209                 $    646             $ 1,108            $ 2,096

------------------------------------ --------------------- -------------------- ------------------ -------------------
------------------------------------ --------------------- -------------------- ------------------ -------------------
Class C Shares                       $ 209                 $    646             $ 1,108            $ 2,390
------------------------------------ --------------------- -------------------- ------------------ -------------------
------------------------------------ --------------------- -------------------- ------------------ -------------------

Class N Shares                       $ 160                 $    496             $    855           $ 1,867

------------------------------------ --------------------- -------------------- ------------------ -------------------
------------------------------------ --------------------- -------------------- ------------------ -------------------

Class Y Shares                       $ 101                 $    315             $    547           $ 1,213

------------------------------------ --------------------- -------------------- ------------------ -------------------
In the first example, expenses include the initial sales charge for Class A and the applicable Class B, Class C or
Class N contingent deferred sales charges. In the second example, the Class A expenses include the sales charge, but
Class B, Class C and Class N expenses do not include the contingent deferred sales charges.
1.   Class B  expenses  for  years 7 through  10 are based on Class A  expenses, since  Class B shares  automatically  convert  to Class A 72  months  after purchase.

About the Fund's Investments

THE FUND'S PRINCIPAL INVESTMENT POLICIES. The allocation of the Fund's portfolio among different types of investments will vary over time based upon the evaluation of economic and market trends. The Fund's portfolio might not always include all of the different types of investments described below.  The Statement of Additional
Information contains more detailed information about the Fund's investment policies and risks.

         The Manager has engaged the Sub-Advisor, OpCap Advisors, to select securities for the Fund's portfolio. The
Sub-Advisor tries to reduce risks by carefully researching securities before they are purchased and to reduce the
Fund's exposure to market risks by diversifying its investments.  That means the Fund does not hold a substantial percentage of the stock of any one company and does not invest too great a percentage of the Fund's assets in any one issuer.  Also, the Fund does not concentrate 25% or more of its investments in any one industry.

         However, changes in the overall market prices of securities and the income they pay can occur at any time.
The share price of the Fund will change daily based on changes in market prices of securities and market conditions, and in response to other economic events.

Stock and Other Equity Investments. The Fund invests in equity securities for growth opportunities as well as secondarily for income from dividends.  While the Fund does not limit its investments to issuers in a particular capitalization range, the portfolio manager currently focuses on securities of mid-size and larger established companies.

         Although they are debt securities, the Sub-Advisor considers some convertible securities to be "equity equivalents" because of the conversion feature, and their rating must meet the Fund's credit criteria for debt securities described below but has less impact on the investment decision than in the case of other debt securities. Other convertible securities may behave more like other debt securities.

Debt Securities.  The Fund may invest in corporate bond obligations, as well as government obligations and mortgage-related securities described below.  Debt securities are selected primarily for their income possibilities and their relative emphasis in the portfolio may be greater when the stock market is volatile.  For example, when interest rates are falling, or when the credit quality of a particular issuer is improving, the portfolio manager might buy debt securities for their own appreciation possibilities.
         The Fund has no limit on the range of maturities of the debt securities it can buy.
         The Fund can buy short-term debt securities for liquidity, for example, pending the purchase of new investments or to have cash to pay for redemptions of Fund shares. The Sub-Advisor does not rely solely on ratings by rating organizations in selecting debt securities, but also uses its own judgment to evaluate particular issues as well as business and economic factors affecting an issuer. The debt securities the
         Fund buys may be rated by nationally-recognized rating organizations or they may be unrated securities assigned a rating by the Sub-Advisor.

         The Fund's investments in debt securities, including convertible securities, can be above or below investment grade in quality.  "Investment-grade" securities are those rated in the four highest rating categories by Moody's Investors Service or other rating organizations, or, if unrated, assigned a comparable rating by the Sub-Advisor.  A list of the ratings definitions of the principal ratings organizations is in Appendix A to the Statement of Additional Information.

CAN THE FUND'S INVESTMENT OBJECTIVE AND POLICIES CHANGE?  The Fund's Board of Trustees can change non-fundamental investment policies without shareholder approval, although significant changes will be described in amendments to this Prospectus. Fundamental policies cannot be changed without the approval of a majority of the Fund's outstanding voting shares. The Fund's investment objective is a fundamental policy. Other investment restrictions that are fundamental policies are listed in the Statement of Additional Information. An investment policy is not fundamental unless this Prospectus or the Statement of Additional Information says that it is.

OTHER INVESTMENT STRATEGIES.  To seek its investment objective, the Fund can also use the investment techniques and strategies described below.  The Fund might not always use all of them.  These techniques have certain risks, although some are designed to help reduce overall investment or market risks.

   U.S. Government Securities. The Fund can invest in U.S. Government securities that are U.S. Treasury securities and securities issued or guaranteed by agencies or federally-chartered corporate entities referred to as
         "instrumentalities" of the U.S. government. They can include collateralized mortgage obligations (CMOs) and other mortgage-related securities. U.S. Treasury securities are backed by the full faith and credit of the
         U.S. government and are subject to little credit risk.

         Some securities issued or guaranteed by agencies or instrumentalities of the U.S. government have different levels of credit support from the U.S. government. Some are supported by the full faith and credit of the
         U.S. government, such as Government National Mortgage Association pass-through mortgage certificates
         (called "Ginnie Maes"). Some are supported by the right of the issuer to borrow from the U.S. Treasury under certain circumstances, such as Federal National Mortgage Association bonds ("Fannie Maes"). Others are supported only by the credit of the entity that issued them, such as Federal Home Loan Mortgage
         Corporation obligations ("Freddie Macs"). These have relatively little credit risk.

Special Risks of Mortgage-Related Securities.  Investments in mortgage-related securities are subject to special risks of unanticipated prepayment. The risk is that when interest rates fall, borrowers under the mortgages that underlie a mortgage-related security the Fund owns will prepay their mortgages more quickly than expected, causing the issuer of the security to prepay the principal prior to the security's expected maturity. Securities subject to prepayment risk, including the CMOs and other mortgage-related securities that the Fund can buy, generally offer less potential for gains when prevailing interest rates fall, and have greater potential for loss when interest rates rise. The impact of prepayments on the price of a security may be difficult to predict and may increase the volatility of the price. Additionally, the Fund may buy mortgage-related securities at a premium. Accelerated prepayments on those securities could cause the Fund to lose a portion of its principal investment represented by the premium the Fund paid.

         If interest rates rise rapidly, prepayments may occur at slower rates than expected, which could have the effect of lengthening the expected maturity of a short or medium-term security. That could cause its value to fluctuate more widely in response to changes in interest rates. In turn, this could cause the value of the Fund's shares to fluctuate more.

Special Risks of Lower-Grade Securities.  Because the Fund can invest as much as 25% of its total assets in securities below investment grade to seek higher income, the Fund's credit risks are greater than those of funds that buy only investment grade bonds.  Lower-grade debt securities may be subject to greater market fluctuations and greater risks of loss of income and principal than higher-grade debt securities.
         Securities that are (or have fallen) below investment grade entail a greater risk that the issuers of such securities may not meet their debt obligations.  However, by limiting its investments in non-investment grade debt securities, the Fund may reduce the effect of some of these risks on its share price and income.  Currently, the portfolio manager does not intend to buy these securities unless they offer relatively attractive opportunities for both income and capital appreciation.

Money Market Instruments. The Fund can also invest in "money market instruments." These include U.S. Government securities and high-quality corporate debt securities having a remaining maturity of one year or less. They also include commercial paper, other short-term corporate debt obligations, certificates of deposit, bankers' acceptances and repurchase agreements. They do not generate capital growth if held to maturity.

Foreign Investing.  The Fund can buy foreign securities that are listed on a domestic or foreign stock exchange, traded in domestic or foreign over-the-counter markets, or represented by American Depository Receipts.
         The Fund may invest in developed markets as well as emerging markets, which have greater risks than developed markets, although the Fund currently does not intend to purchase securities issued by governments or companies in emerging markets.  The Fund will hold foreign currency only in connection with buying and selling foreign securities.

         While the Fund has no limits on the amounts it can invest in foreign securities, it normally does not expect to invest substantial amounts of its assets in foreign securities. Foreign securities offer special investment opportunities, but there are also special risks.

         The change in value of a foreign currency against the U.S. dollar will result in a change in the U.S.
         dollar value of securities denominated in that foreign currency.  Foreign issuers are not subject to the same accounting and disclosure requirements that U.S. companies are subject to. The value of foreign investments may be affected by exchange control regulations, expropriation or nationalization of a company's assets, foreign taxes, delays in settlement of transactions, changes in governmental economic or monetary policy in the U.S. or abroad, or other political and economic factors.

"When-Issued" And "Delayed-Delivery" Transactions.  The Fund can purchase securities on a "when-issued" basis and may purchase or sell securities on a "delayed-delivery" basis. There is a risk that the value of the security might decline prior to the settlement date. The Fund will not commit more than 15% of its net assets under these transactions. Between the purchase and settlement no payment is made for the when-issued security and no interest accrues to the buyer from the investment.

Investing in Small, Unseasoned Companies. The Fund can invest up to 5% of its total assets in securities of small, unseasoned companies. These are companies that have been in continuous operation for less than three years, counting the operations of any predecessors. These securities may have limited liquidity, which means that the Fund could have difficulty selling them at an acceptable price when it wants to. Their prices may be very volatile, especially in the short term.

Illiquid and Restricted Securities.  Investments may be illiquid because they do not have an active trading market, making it difficult to value them or dispose of them promptly at an acceptable price. A restricted security is one that has a contractual restriction on its resale or which cannot be sold publicly until it is registered under the Securities Act of 1933. The Fund cannot invest more than 15% of its net assets in illiquid or restricted securities.  Certain restricted securities that are eligible for resale to qualified institutional purchasers may not be subject to that limit. The Manager and Sub-Advisor monitor holdings of illiquid securities on an ongoing basis to determine whether to sell any holdings to maintain adequate liquidity.

Portfolio Turnover.  A change in the securities held by the Fund is known as "portfolio turnover". The Fund can engage frequently in short-term trading to try to achieve its objective.  It may have a portfolio turnover rate in excess of 100% annually.  Portfolio turnover affects brokerage costs the Fund pays. If the Fund realizes capital gains when it sells its portfolio investments, it must generally pay those gains out to shareholders, increasing their taxable distributions. The Financial Highlights table shows the Fund's portfolio turnover rates during prior fiscal years.

Temporary Defensive Investments.  In times of unstable or adverse market or economic conditions, the Fund can invest up to 100% of its assets in temporary defensive investments. Generally they would be short-term U.S.
         Government securities and the types of money market instruments described above. To the extent the Fund invests defensively in these securities, it might not achieve its primary investment objective of capital growth.

How the Fund Is Managed

THE MANAGER. The Manager supervises the Fund's investment program and handles its day-to-day business.  The Manager carries out its duties, subject to the policies established by the Fund's Board of Trustees, under an Investment
Advisory Agreement that states the Manager's responsibilities.  The agreement sets the fees paid by the Fund to the
Manager and describes the expenses that the Fund pays to conduct its business. The Manager became the Fund's investment advisor on November 22, 1995.

         The Manager has been an investment advisor since January 1960.  The Manager (including subsidiaries)
managed more than $120 billion of assets as of December 31, 2001, including other Oppenheimer funds with more than 5 million shareholder accounts.  The Manager is located at 498 Seventh Avenue, New York, New York 10018.

The Manager's Fees.  Under the Investment Advisory Agreement, effective March 1, 2002, the Fund pays the Manager an advisory fee at an annual rate that declines on additional assets as the Fund grows: 0.85% of the first $5 billion of average annual net assets of the Fund; 0.75% of the next $1 billion; 0.65% of the next $1 billion; and 0.60% of average annual net assets in excess of $7 billion. Prior to March 1, 2002, the management fee was 0.85% of average annual net assets.  The Fund's management fee for its last fiscal year ended October 31, 2001 was 0.85% of average annual net assets for each class of shares

The Sub-Advisor.  On November 22, 1995, the Manager retained the Sub-Advisor to provide day-to-day portfolio management for the Fund. Prior to that date and from the inception of the Fund, the Sub-Advisor had been the Fund's investment advisor. The Sub-Advisor has operated as an investment advisor to investment companies and other investors since its organization in 1980, and as of December 31, 2001, the Sub-Advisor
         or its parent Oppenheimer Capital advised accounts having assets in excess of $36 billion.  The Sub-Advisor is located at 1345 Avenue of the Americas, 49th Floor, New York, New York 10105-4800.

         The Manager, not the Fund, pays the Sub-Advisor an annual fee under the Sub-Advisory Agreement between the
         Manager and the Sub-Advisor. The fee is calculated as a percentage of the fee the Fund pays the Manager.
         The rate is 40% of the advisory fee collected by the Manager based on the net assets of the Fund as of
         November 22, 1995, and 30% of the fee collected by the Manager on assets in excess of that amount.

         The Sub-Advisor is wholly-owned by Oppenheimer Capital, LLC, which is wholly-owned by Allianz Dresdner
         Asset Management of America L.P. The general partner of Allianz Dresdner Asset Management of America L.P.
         is Allianz-PacLife LLP.  Allianz AG has majority ownership of, and controls, Allianz Dresdner Asset
         Management of America L.P. and its subsidiaries, including Oppenheimer Capital and the Sub-Advisor.

Portfolio Manager.  The portfolio manager of the Fund is Colin Glinsman, who is employed by the Sub-Advisor.  He is the person primarily responsible for the day-to-day management of the Fund's portfolio. Mr. Glinsman is the
         Chief Executive Officer and the Chief Investment Officer of Oppenheimer Capital, the immediate parent
         company of the Sub-Advisor.   He has been the Fund's portfolio manager since December 1992 and prior to that was a securities analyst for Oppenheimer Capital.

About Your Account

HOW TO BUY SHARES

How Do You Buy Shares? You can buy shares several ways, as described below. The Fund's Distributor, OppenheimerFunds
         Distributor, Inc., may appoint certain servicing agents to accept purchase (and redemption) orders. The
         Distributor, in its sole discretion, may reject any purchase order for the Fund's shares.

Buying Shares Through Your Dealer. You can buy shares through any dealer, broker, or financial institution that has a sales agreement with the Distributor. Your dealer will place your order with the Distributor on your behalf.

Buying Shares Through The Distributor. Complete an OppenheimerFunds New Account Application and return it with a check payable to "OppenheimerFunds Distributor, Inc." Mail it to P.O. Box 5270, Denver, Colorado 80217.  If
         you don't list a dealer on the application, the Distributor will act as your agent in buying the shares.
         However, we recommend that you discuss your investment with a financial advisor before you make a purchase to be sure that the Fund is appropriate for you.

o        Paying by Federal Funds Wire.  Shares purchased through the Distributor may be paid for by Federal Funds wire.  The minimum investment is $2,500.  Before sending a wire, call the Distributor's Wire Department at
         1.800.525.7048 to notify the Distributor of the wire, and to receive further instructions.
o        Buying Shares Through OppenheimerFunds AccountLink.  With AccountLink, shares are purchased for your account by electronic fund transfers from your bank account through the Automated Clearing House (ACH)
         system. You can provide those instructions automatically, under an Asset Builder Plan, described below, or by telephone instructions using OppenheimerFunds PhoneLink, also described below. Please refer to
         "AccountLink," below for more details.
o        Buying Shares Through Asset Builder Plans.  You may purchase shares of the Fund (and up to four other
         Oppenheimer funds) automatically each month from your account at a bank or other financial institution under an Asset Builder Plan with AccountLink.  Details are in the Asset Builder Application and the
         Statement of Additional Information.

HOW MUCH MUST YOU INVEST?  You can buy Fund shares with a minimum initial investment of $1,000. You can make additional investments at any time with as little as $25. There are reduced minimum investments under special investment plans.

o        With Asset Builder Plans, 403(b) plans, Automatic Exchange Plans and military allotment plans, you can make initial and subsequent investments for as little as $25. You can make additional purchases of at least $25 through AccountLink.

o        Under retirement plans, such as IRAs, pension and profit-sharing plans and 401(k) plans, you can start your account with as little as $250. If your IRA is started under an Asset Builder Plan, the $25 minimum applies.
     Additional purchases may be as little as $25.

o        The minimum investment requirement does not apply to reinvesting dividends from the Fund or other
     Oppenheimer funds (a list of them appears in the Statement of Additional Information, or you can ask your dealer or call the Transfer Agent), or reinvesting distributions from unit investment trusts that have made arrangements with the Distributor.

AT WHAT PRICE ARE SHARES SOLD?  Shares are sold at their offering price, which is the net asset value per share plus any initial sales charge that applies. The offering price that applies to a purchase order is based on the next calculation of the net asset value per share that is made after the Distributor receives the purchase order at its offices in Denver, Colorado, or after any agent appointed by the Distributor receives the order and sends it to the Distributor.

Net asset value. The Fund calculates the net asset value of each class of shares as of the close of The New York
         Stock Exchange, on each day the Exchange is open for trading (referred to in this Prospectus as a "regular business day"). The Exchange normally closes at 4:00 P.M., New York time, but may close earlier on some days. All references to time in this Prospectus mean "New York time".

         The net asset value per share is determined by dividing the value of the Fund's net assets attributable to a class by the number of shares of that class that are outstanding.  To determine net asset value, the
         Fund's Board of Trustees has established procedures to value the Fund's securities, in general based on market value.  The Board has adopted special procedures for valuing illiquid and restricted securities and obligations for which market values cannot be readily obtained.  Because some foreign securities trade in markets and exchanges that operate on U.S. holidays and weekends, the values of some of the Fund's foreign investments may change significantly on days when investors cannot buy or redeem Fund shares.

         If, after the close of the principal market on which a security held by the Fund is traded, and before the time the Fund's securities are priced that day, an event occurs that the Manager deems likely to cause a material change in the value of such security, the Fund's Board of Trustees has authorized the
         Manager, subject to the Board's review, to ascertain a fair value for such security.

The offering price.  To receive the offering price for a particular day, in most cases the Distributor or its designated agent must receive your order by the time of day The New York Stock Exchange closes that day.
         If your order is received on a day when the Exchange is closed or after it has closed, the order will receive the next offering price that is determined after your order is received.

Buying shares through a dealer. If you buy shares through a dealer, your dealer must receive the order by the close of The New York Stock Exchange and transmit it to the Distributor so that it is received before the
         Distributor's close of business on a regular business day (normally 5:00 P.M.) to receive that day's offering price. Otherwise, the order will receive the next offering price that is determined.

----------------------------------------------------------------------------------------------------------------------
WHAT CLASSES OF SHARES DOES THE FUND OFFER? When you buy shares, be sure to specify the class of shares.  If you do not choose a class, your investment will be made in Class A shares.  The Fund offers investors five different classes of shares. The different classes of shares represent investments in the same portfolio of securities, but the classes are subject to different expenses and will likely have different share prices.
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Class A Shares.  If you buy Class A shares, you pay an initial sales charge (on investments up to $1 million for regular accounts or $500,000 for certain retirement plans).  The amount of that initial sales charge will vary depending on the amount you invest. The sales charge rates are listed in "How Can You Buy Class A
         Shares?" below.  There is also an asset-based sales charge on Class A shares.
----------------------------------------------------------------------------------------------------------------------
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Class B Shares.  If you buy Class B shares, you pay no sales charge at the time of purchase, but you will pay an annual asset-based sales charge. If you sell your shares within six years of buying them, you will normally pay a contingent deferred sales charge.  That contingent deferred sales charge varies depending on how long you own your shares, as described in "How Can You Buy Class B Shares?" below.
----------------------------------------------------------------------------------------------------------------------
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Class C Shares.  If you buy Class C shares, you pay no sales charge at the time of purchase, but you will pay an annual asset-based sales charge. If you sell your shares within 12 months of buying them, you will normally pay a contingent deferred sales charge of 1%, as described in "How Can You Buy Class C Shares?" below.
----------------------------------------------------------------------------------------------------------------------
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Class N Shares.  If you buy Class N shares (available only through certain retirement plans), you pay no sales charge at the time of purchase, but you will pay an annual asset-based sales charge.  If you sell your shares within eighteen (18) months of the retirement plan's first purchase of Class N shares, you may pay a contingent deferred sales charge of 1%, as described in "How Can You Buy Class N Shares?" below.

----------------------------------------------------------------------------------------------------------------------

Class Y Shares. Class Y shares are offered only to certain institutional investors that have special agreements with the Distributor.

WHICH CLASS OF SHARES SHOULD YOU CHOOSE?  Once you decide that the Fund is an appropriate investment for you, the decision as to which class of shares is best suited to your needs depends on a number of factors that you should discuss with your financial advisor. Some factors to consider are how much you plan to invest and how long you plan to hold your investment. If your goals and objectives change over time and you plan to purchase additional shares, you should re-evaluate those factors to see if you should consider another class of shares. The Fund's operating costs that apply to a class of shares and the effect of the different types of sales charges on your investment will vary your investment results over time.

         The discussion below is not intended to be investment advice or a recommendation, because each investor's financial considerations are different. The discussion below assumes that you will purchase only one class of shares, and not a combination of shares of different classes. Of course, these examples are based on approximations of the effects of current sales charges and expenses projected over time, and do not detail all of the considerations in selecting a class of shares. You should analyze your options carefully with your financial advisor before making that choice.

How Long Do You Expect to Hold Your Investment?  While future financial needs cannot be predicted with certainty, knowing how long you expect to hold your investment will assist you in selecting the appropriate class of shares.  Because of the effect of class-based expenses, your choice will also depend on how much you plan to invest.  For retirement plans that qualify to purchase Class N shares, Class N shares will generally be more advantageous than Class B and Class C shares.

Investing for the Shorter Term. While the Fund is meant to be a long-term investment, if you have a relatively short-term investment horizon (that is, you plan to hold your shares for not more than six years), you should probably consider purchasing Class A or Class C shares rather than Class B shares. That is because of the effect of the Class B contingent deferred sales charge if you redeem within six years, as well as the effect of the Class B asset-based sales charge on the investment return for that class in the short term.  Class C shares might be the appropriate choice (especially for investments of less than $100,000), because there is no initial sales charge on Class C shares, and the contingent deferred sales charge does not apply to amounts you sell after holding them one year.

         However, if you plan to invest more than $100,000 for the shorter term, then as your investment horizon increases toward six years, Class C shares might not be as advantageous as Class A shares.  That is because the annual asset-based sales charge on Class C shares will have a greater impact on your account over the longer term than the reduced front-end sales charge available for larger purchases of Class A shares.

         And for investors who invest $1 million or more, in most cases Class A shares will be the most advantageous choice, no matter how long you intend to hold your shares.  For that reason, the Distributor normally will not accept purchase orders of $500,000 or more of Class B shares or $1 million or more of Class C shares from a single investor.

Investing for the Longer Term.  If you are investing less than $100,000 for the longer term, for example for retirement, and do not expect to need access to your money for seven years or more, Class B shares may be appropriate.

Are There Differences in Account Features That Matter to You?  Some account features may not be available to Class B or Class C shareholders. Other features may not be advisable (because of the effect of the contingent deferred sales charge) for Class B, Class C and Class N shareholders.  Therefore, you should carefully review how you plan to use your investment account before deciding which class of shares to buy.

         Additionally, the dividends payable to Class B, Class C and Class N shareholders will be reduced by the additional expenses borne by those classes that are not borne by Class A shares, such as the higher Class B and Class C asset-based sales charge described below and in the Statement of Additional Information.  Share certificates are not available for Class B, Class C and Class N shares, and if you are considering using your shares as collateral for a loan, that may be a factor to consider.  Also, checkwriting is not available on accounts subject to a contingent deferred sales charge.

How Do Share Classes Affect Payments to Your Broker?  A financial advisor may receive different compensation for selling one class of shares than for selling another class.  It is important to remember that Class B,
         Class C and Class N contingent deferred sales charges and asset-based sales charges have the same purpose as the front-end sales charge on sales of Class A shares: to compensate the Distributor for commissions and expenses it pays to dealers and financial institutions for selling shares.  The Distributor may pay additional compensation from its own resources to securities dealers or financial institutions based upon the value of shares of the Fund owned by the dealer or financial institution for its own account or for its customers.

SPECIAL SALES CHARGE ARRANGEMENTS AND WAIVERS.  Appendix C to the Statement of Additional Information details the conditions for the waiver of sales charges that apply in certain cases, and the special sales charge rates that apply to purchases of shares of the Fund by certain groups, or under specified retirement plan arrangements or in other special types of transactions. To receive a waiver or special sales charge rate, you must advise the
Distributor when purchasing shares or the Transfer Agent when redeeming shares that the special conditions apply.

HOW CAN YOU BUY CLASS A SHARES?  Class A shares are sold at their offering price, which is normally net asset value plus an initial sales charge.  However, in some cases, described below, purchases are not subject to an initial sales charge, and the offering price will be the net asset value. In other cases, reduced sales charges may be available, as described below or in the Statement of Additional Information.  Out of the amount you invest, the Fund receives the net asset value to invest for your account.

         The sales charge varies depending on the amount of your purchase.  A portion of the sales charge may be retained by the Distributor or allocated to your dealer as concession. The Distributor reserves the right to re-allow the entire concession to dealers. The current sales charge rates and concessions paid to dealers and brokers are as follows:

------------------------------- ---------------------------- ---------------------------- ----------------------------

                                Front-End Sales Charge As    Front-End Sales Charge As
                                a Percentage of              a Percentage of Net Amount   Concession As Percentage
                                Offering Price               Invested                     of Offering Price
Amount of Purchase

------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------

Less than $25,000               5.75%                        6.10%                        4.75%
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------

$25,000 or more but less than
$50,000                         5.50%                        5.82%                        4.75%
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------

$50,000 or more but less than
$100,000                        4.75%                        4.99%                        4.00%
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------

$100,000 or more but less
than $250,000                   3.75%                        3.90%                        3.00%
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------

$250,000 or more but less
than $500,000                   2.50%                        2.56%                        2.00%
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------

$500,000 or more but less
than $1 million                 2.00%                        2.04%                        1.60%
------------------------------- ---------------------------- ---------------------------- ----------------------------

Can You Reduce Class A Sales Charges?  You may be eligible to buy Class A shares at reduced sales charge rates under the Fund's "Right of Accumulation" or a Letter of Intent, as described in "Reduced Sales Charges" in the
         Statement of Additional Information.

Class A Contingent Deferred Sales Charge.  There is no initial sales charge on purchases of Class A shares of any one or more of the Oppenheimer funds aggregating $1 million or more, or for certain purchases by particular types of retirement plans that were permitted to purchase such shares prior to March 1, 2001
         ("grandfathered retirement accounts").  Retirement plans are not permitted to make initial purchases of
         Class A shares subject to a contingent deferred sales charge.  The Distributor pays dealers of record concessions in an amount equal to 1.0% of purchases of $1 million or more other than by grandfathered retirement accounts. For grandfathered retirement accounts, the concession is 1.0% of the first $2.5 million, plus 0.50% of the next $2.5 million, plus 0.25% of purchases over $5 million, calculated on a calendar year basis.  In either case, the concession will not be paid on purchases of shares by exchange or that were previously subject to a front-end sales charge and dealer concession.

              If you redeem any of those shares within an 18 month "holding period" measured from the beginning of the calendar month of their purchase, a contingent deferred sales charge (called the "Class A contingent deferred sales charge") may be deducted from the redemption proceeds.  That sales charge will be equal to 1.0% of the lesser of:

o        the aggregate net asset value of the redeemed shares at the time of redemption (excluding shares purchased by reinvestment of dividends or capital gain distributions) or
o        the original net asset value of the redeemed shares.

              The Class A contingent deferred sales charge will not exceed the aggregate amount of the concessions the Distributor paid to your dealer on all purchases of Class A shares of all Oppenheimer funds you made that were subject to the Class A contingent deferred sales charge.

     Purchases by Certain Retirement Plans.  There is no initial sales charge on purchases of Class A shares of any one or more Oppenheimer funds by retirement plans that have $10 million or more in plan assets and that have entered into a special agreement with the Distributor and by retirement plans which are part of a retirement plan product or platform offered by certain banks, broker-dealers, financial advisors, insurance companies or recordkeepers which have entered into a special agreement with the
              Distributor.  The Distributor currently pays dealers of record concessions in an amount equal to 0.25%
              of the purchase price of Class A shares by those retirement plans from its own resources at the time of sale, subject to certain exceptions as described in the Statement of Additional Information. There is no contingent deferred sales charge upon the redemption of such shares.

HOW CAN YOU BUY CLASS B SHARES?  Class B shares are sold at net asset value per share without an initial sales charge.  However, if Class B shares are redeemed within 6 years from the beginning of the calendar month of their purchase, a contingent deferred sales charge will be deducted from the redemption proceeds. The Class B contingent deferred sales charge is paid to compensate the Distributor for its expenses of providing distribution-related services to the Fund in connection with the sale of Class B shares.

         The amount of the contingent deferred sales charge will depend on the number of years since you invested and the dollar amount being redeemed, according to the following schedule for the Class B contingent deferred sales charge holding period:

------------------------------------------------------------ ---------------------------------------------------------

                                                             Contingent Deferred Sales Charge on Redemptions in That
Years Since Beginning of Month in Which Purchase Order was   Year
Accepted                                                     (As % of Amount Subject to Charge)
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
0 - 1                                                        5.0%
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
1 - 2                                                        4.0%
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
2 - 3                                                        3.0%
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
3 - 4                                                        3.0%
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
4 - 5                                                        2.0%
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
5 - 6                                                        1.0%
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
6 and following                                              None
------------------------------------------------------------ ---------------------------------------------------------

In the table, a "year" is a 12-month period.  In applying the contingent deferred sales charge, all purchases are considered to have been made on the first regular business day of the month in which the purchase was made.

Automatic Conversion of Class B Shares.  Class B shares automatically convert to Class A shares 72 months after you purchase them. This conversion feature relieves Class B shareholders of the asset-based sales charge that applies to Class B shares under the Class B Distribution and Service Plan, described below. The conversion is based on the relative net asset value of the two classes, and no sales load or other charge is imposed.
         When any Class B shares you hold convert, a prorated portion of your Class B shares that were acquired by reinvesting of dividends and distributions on the converted shares will also convert to Class A shares. For further information on the conversion feature and its tax implications, see "Class B Conversion" in the
         Statement of Additional Information.

HOW CAN YOU BUY CLASS C SHARES? Class C shares are sold at net asset value per share without an initial sales charge. However, if Class C shares are redeemed within a holding period of 12 months from the beginning of the calendar month of their purchase, a contingent deferred sales charge of 1.0% will be deducted from the redemption proceeds. The Class C contingent deferred sales charge is paid to compensate the Distributor for its expenses of providing distribution-related services to the Fund in connection with the sale of Class C shares.

How Can You Buy Class N Shares? Class N shares are offered only through retirement plans (including IRAs and 403(b)
plans) that purchase $500,000 or more of Class N shares of one or more Oppenheimer funds or through group retirement plans (which do not include IRAs and 403(b) plans) that have assets of  $500,000 or more or 100 or more eligible participants.  See "Availability of Class N shares" in the Statement of Additional Information for other circumstances where Class N shares are available for purchase.
              A contingent deferred sales charge of 1.00% will be imposed upon the redemption of Class N shares, if:
         The group retirement plan is terminated or Class N shares of all Oppenheimer funds are terminated as an investment option of the plan and Class N shares are redeemed within 18 months after the plan's first purchase of Class N shares of any Oppenheimer fund, or
         With respect to an IRA or 403(b) plan, Class N shares are redeemed within 18 months of the plan's first purchase of Class N shares of any Oppenheimer fund.

WHO CAN BUY CLASS Y SHARES? Class Y shares are sold at net asset value per share without sales charge directly to certain institutional investors that have special agreements with the Distributor for this purpose. They may include insurance companies, registered investment companies and employee benefit plans. For example, Massachusetts Mutual
Life Insurance Company, an affiliate of the Manager, may purchase Class Y shares of the Fund and other Oppenheimer funds (as well as Class Y shares of funds advised by MassMutual) for asset allocation programs, investment companies or separate investment accounts it sponsors and offers to its customers. Individual investors cannot buy Class Y shares directly.

         An institutional investor that buys Class Y shares for its customers' accounts may impose charges on those accounts. The procedures for buying, selling, exchanging and transferring the Fund's other classes of shares and the special account features available to investors buying those other classes of shares do not apply to Class Y shares.
An exception is that the time those orders must be received by the Distributor or its agents or by the Transfer
Agent is the same for Class Y as for other share classes. However, those instructions must be submitted by the institutional investor, not by its customers for whose benefit the shares are held.

DISTRIBUTION AND SERVICE (12B-1) PLANS.

Distribution and Service Plan for Class A Shares. The Fund has adopted a Distribution and Service Plan for Class A shares. Under the plan the Fund currently pays an asset-based sales charge to the Distributor at an annual rate of 0.10% on average annual net assets of Class A shares the Fund. The Fund also pays a service fee to the Distributor of 0.25% of the average annual net assets of Class A shares. The Distributor currently uses all of the service fee and the asset-based sales charge to pay dealers, brokers, banks and other financial institutions quarterly for providing personal service and maintenance of accounts of their customers that hold Class A shares.  The asset-based sales charge rate for Class A shares has been voluntarily reduced to
         0.10% effective January 1, 2002. The Board can set the rate up to 0.15% of average annual net assets under the Distribution and Service Plan for Class A shares.

Distribution and Service Plans for Class B, Class C and Class N Shares.  The Fund has adopted Distribution and
         Service Plans for Class B, Class C and Class N shares to pay the Distributor for its services and costs in distributing Class B, Class C and Class N shares and servicing accounts.  Under the plans, the Fund pays the Distributor an annual asset-based sales charge of 0.75% per year on Class B shares and on Class C shares and the Fund pays the Distributor an annual asset-based sales charge of 0.25% on Class N shares.
         The Distributor also receives a service fee of 0.25% per year under each plan.

         The asset-based sales charge and service fees increase Class B and Class C expenses by 1.00% and increase
         Class N expenses by up to 0.50% of the net assets per year of the respective class. Because these fees are paid out of the Fund's assets on an ongoing basis, over time these fees will increase the cost of your investment and may cost you more than other types of sales charges.

         The Distributor uses the service fees to compensate dealers for providing personal services for accounts that hold Class B, Class C or Class N shares.  The Distributor pays the 0.25% service fees to dealers in advance for the first year after the shares are sold by the dealer.  After the shares have been held for a year, the Distributor pays the service fees to dealers on a quarterly basis.  The Distributor retains the service fees for accounts for which it renders the required personal services.

         The Distributor currently pays sales concessions of 3.75% of the purchase price of Class B shares to dealers from its own resources at the time of sale. Including the advance of the service fee, the total amount paid by the Distributor to the dealer at the time of sale of Class B shares is therefore 4.00% of the purchase price, subject to certain exceptions as described in the Statement of Additional Information.
         The Distributor retains the Class B asset-based sales charge.

         The Distributor currently pays sales concessions of 0.75% of the purchase price of Class C shares to dealers from its own resources at the time of sale.  Including the advance of the service fee, the total amount paid by the Distributor to the dealer at the time of sale of Class C shares is therefore 1.00% of the purchase price.  The Distributor plans to pay the asset-based sales charge as an ongoing commission to the dealer on Class C shares that have been outstanding for a year or more.

         The Distributor currently pays sales concessions of 0.75% of the purchase price of Class N shares to dealers from its own resources at the time of sale. Including the advance of the service fee, the total amount paid by the Distributor to the dealer at the time of sale of Class N shares is therefore 1.00% of the purchase price, subject to certain exceptions as described in the Statement of Additional Information.
         The Distributor retains the asset-based sales charge on Class N shares.

Special Investor Services

ACCOUNTLINK. You can use our AccountLink feature to link your Fund account with an account at a U.S. bank or other financial institution. It must be an Automated Clearing House (ACH) member. AccountLink lets you:
o        transmit funds electronically to purchase shares by telephone (through a service representative or by
             PhoneLink) or automatically under Asset Builder Plans, or

o        have the Transfer Agent send redemption proceeds or transmit dividends and distributions directly to your bank account. Please call the Transfer Agent for more information.

         You may purchase shares by telephone only after your account has been established. To purchase shares in amounts up to $250,000 through a telephone representative, call the Distributor at 1.800.852.8457.  The purchase payment will be debited from your bank account.

         AccountLink privileges should be requested on your Application or your dealer's settlement instructions if you buy your shares through a dealer. After your account is established, you can request AccountLink privileges by sending signature-guaranteed instructions to the Transfer Agent. AccountLink privileges will apply to each shareholder listed in the registration on your account as well as to your dealer representative of record unless and until the Transfer Agent receives written instructions terminating or changing those privileges. After you establish
AccountLink for your account, any change of bank account information must be made by signature-guaranteed instructions to the Transfer Agent signed by all shareholders who own the account.

PHONELINK.  PhoneLink is the OppenheimerFunds automated telephone system that enables shareholders to perform a number of account transactions automatically using a touch-tone phone. PhoneLink may be used on already-established
Fund accounts after you obtain a Personal Identification Number (PIN), by calling the special PhoneLink number,
1.800.533.3310.

Purchasing Shares.  You may purchase shares in amounts up to $100,000 by phone, by calling 1.800.533.3310.  You must have established AccountLink privileges to link your bank account with the Fund to pay for these purchases.

Exchanging Shares.  With the OppenheimerFunds exchange privilege, described below, you can exchange shares automatically by phone from your Fund account to another OppenheimerFunds account you have already established by calling the special PhoneLink number.

Selling Shares.  You can redeem shares by telephone automatically by calling the PhoneLink number and the Fund will send the proceeds directly to your AccountLink bank account. Please refer to "How to Sell Shares," below for details.

CAN YOU SUBMIT TRANSACTION REQUESTS BY FAX?  You may send requests for certain types of account transactions to the
Transfer Agent by fax (telecopier). Please call 1.800.525.7048 for information about which transactions may be handled this way. Transaction requests submitted by fax are subject to the same rules and restrictions as written and telephone requests described in this Prospectus.

OPPENHEIMERFUNDS INTERNET WEBSITE.  You can obtain information about the Fund, as well as your account balance, on the OppenheimerFunds Internet website, at HTTP://WWW.OPPENHEIMERFUNDS.COM. Additionally, shareholders listed in the
                                          -------------------------------
account registration (and the dealer of record) may request certain account transactions through a special section of that website. To perform account transactions or obtain account information online, you must first obtain a user
I.D. and password on that website.  If you do not want to have Internet account transaction capability for your account, please call the Transfer Agent at 1.800.525.7048. At times, the website may be inaccessible or its transaction features may be unavailable.

AUTOMATIC WITHDRAWAL AND EXCHANGE PLANS.  The Fund has several plans that enable you to sell shares automatically or exchange them to another OppenheimerFund's  account on a regular basis. Please call the Transfer Agent or consult the Statement of Additional Information for details.

REINVESTMENT PRIVILEGE.  If you redeem some or all of your Class A or Class B shares of the Fund, you have up to 6 months to reinvest all or part of the redemption proceeds in Class A shares of the Fund or other Oppenheimer funds without paying a sales charge.  This privilege applies only to Class A shares that you purchased subject to an initial sales charge and to Class A or Class B shares on which you paid a contingent deferred sales charge when you redeemed them.  This privilege does not apply to Class C, Class Y and Class N shares.  You must be sure to ask the
Distributor for this privilege when you send your payment.

RETIREMENT PLANS. You may buy shares of the Fund for your retirement plan account. If you participate in a plan sponsored by your employer, the plan trustee or administrator must buy the shares for your plan account. The
Distributor also offers a number of different retirement plans that can be used by individuals and employers:

Individual Retirement Accounts (IRAs).  These include regular IRAs, Roth IRAs, SIMPLE IRAs and rollover IRAs.
SEP-IRAs. These are Simplified Employee Pensions Plan IRAs for small business owners or self-employed individuals.
403(b)(7) Custodial Plans. These are tax deferred plans for employees of eligible tax-exempt organizations, such as schools, hospitals and charitable organizations.
401(k) Plans. These are special retirement plans for businesses.
Pension and Profit-Sharing Plans. These plans are designed for businesses and self-employed individuals.

Please call the Distributor for OppenheimerFunds retirement plan documents, which include applications and important plan information.

How to Sell Shares

You can sell (redeem) some or all of your shares on any regular business day.  Your shares will be sold at the next net asset value calculated after your order is received in proper form (which means it must comply with the procedures described below) and is accepted by the Transfer Agent.  The Fund lets you sell your shares by writing a letter, by using the Fund's checkwriting privilege or by telephone.  You can also set up Automatic Withdrawal Plans to redeem shares on a regular basis. If you have questions about any of these procedures, and especially if you are redeeming shares in a special situation, such as due to the death of the owner or from a retirement plan account, please call the Transfer Agent first, at 1.800.525.7048, for assistance.

Certain Requests Require a Signature Guarantee.  To protect you and the Fund from fraud, the following redemption requests must be in writing and must include a signature guarantee (although there may be other situations that also require a signature guarantee):
o        You wish to redeem $100,000 or more and receive a check
o        The redemption check is not payable to all shareholders listed on the account statement
o        The redemption check is not sent to the address of record on your account statement
o        Shares are being transferred to a Fund account with a different owner or name
o        Shares are being redeemed by someone (such as an Executor) other than the owners

Where Can You Have Your Signature Guaranteed?  The Transfer Agent will accept a guarantee of your signature by a number of financial institutions, including:
o        a U.S. bank, trust company, credit union or savings association,
o        a foreign bank that has a U.S. correspondent bank,
o        a U.S. registered dealer or broker in securities, municipal securities or government securities, or
o        a U.S. national securities exchange, a registered securities association or a clearing agency.
         If you are signing on behalf of a corporation, partnership or other business or as a fiduciary, you must also include your title in the signature.

Retirement Plan Accounts. There are special procedures to sell shares in an OppenheimerFunds retirement plan account. Call the Transfer Agent for a distribution request form. Special income tax withholding requirements apply to distributions from retirement plans. You must submit a withholding form with your redemption request to avoid delay in getting your money and if you do not want tax withheld. If your employer holds your retirement plan account for you in the name of the plan, you must ask the plan trustee or administrator to request the sale of the Fund shares in your plan account.

Sending Redemption Proceeds by Wire. While the Fund normally sends your money by check, you can arrange to have the proceeds of the shares you sell sent by Federal Funds wire to a bank account you designate. It must be a commercial bank that is a member of the Federal Reserve wire system. The minimum redemption you can have sent by wire is $2,500. There is a $10 fee for each wire. To find out how to set up this feature on your account or to arrange a wire, call the Transfer Agent at 1.800.852.8457.

HOW DO YOU SELL SHARES BY MAIL?   Write a letter of instructions that includes:
o        Your name
o        The Fund's name
o        Your Fund account number (from your account statement)
o        The dollar amount or number of shares to be redeemed
o        Any special payment instructions
o        Any share certificates for the shares you are selling
o        The signatures of all registered owners exactly as the account is registered, and
o        Any special documents requested by the Transfer Agent to assure proper authorization of the person asking to sell the shares.

----------------------------------------------------------------------------------------------------------------------
Use the following address for requests by mail:      Send courier or express mail request to:
----------------------------------------------------------------------------------------------------------------------
OppenheimerFunds Services                            OppenheimerFunds Services
P.O. Box 5270                                        10200 Box 5270
Denver, Colorado 80217-5270                          Denver, Colorado 80231

HOW DO YOU SELL SHARES BY TELEPHONE?  You and your dealer representative of record may also sell your shares by telephone. To receive the redemption price calculated on a particular regular business day, your call must be received by the Transfer Agent by the close of The New York Stock Exchange that day, which is normally 4:00 P.M., but may be earlier on some days.  You may not redeem shares held in an OppenheimerFunds retirement plan account or under a share certificate by telephone.
o        To redeem shares through a service representative, call 1.800.852.8457
o        To redeem shares automatically on PhoneLink, call 1.800.533.3310

         Whichever method you use, you may have a check sent to the address on the account statement, or, if you have linked your Fund account to your bank account on AccountLink, you may have the proceeds sent to that bank account.
Are There Limits On Amounts Redeemed By Telephone?

Telephone Redemptions Paid by Check.  Up to $100,000 may be redeemed by telephone in any 7-day period.  The check must be payable to all owners of record of the shares and must be sent to the address on the account statement.  This service is not available within 30 days of changing the address on an account.

Telephone Redemptions Through AccountLink. There are no dollar limits on telephone redemption proceeds sent to a bank account designated when you establish AccountLink.  Normally the ACH transfer to your bank is initiated on the business day after the redemption.  You do not receive dividends on the proceeds of the shares you redeemed while they are waiting to be transferred.

CAN YOU SELL SHARES THROUGH YOUR DEALER? The Distributor has made arrangements to repurchase Fund shares from dealers and brokers on behalf of their customers.  Brokers or dealers may charge for that service. If your shares are held in the name of your dealer, you must redeem them through your dealer.

HOW CONTINGENT DEFERRED SALES CHARGES AFFECT REDEMPTIONS.  If you purchase shares subject to a Class A, Class B,
Class C or Class N contingent deferred sales charge and redeem any of those shares during the applicable holding period for the class of shares, the contingent deferred sales charge will be deducted from redemption proceeds
(unless you are eligible for a waiver of that sales charge based on the categories listed in Appendix C to the
Statement of Additional Information) and you advise the Transfer Agent of your eligibility for the waiver, when you place your redemption request. With respect to Class N shares, if you redeem your shares within 18 calendar months of the end of the calendar month in which the retirement plan first purchased shares of the Fund or the retirement plan eliminates the Fund as an investment option within 18 calendar months of the end of the calendar month in which the Fund was selected, a 1% contingent deferred sales charge will be imposed on the plan.

A contingent deferred sales charge will be based on the lesser of the net asset value of the redeemed shares at the time of redemption or the original net asset value. A contingent deferred sales charge is not imposed on:
o        the amount of your account value represented by an increase in net asset value over the initial purchase,
o        shares purchased by the reinvestment of dividends or capital gains distributions, or
o        shares redeemed in the special circumstances described in Appendix C to the Statement of Additional
              Information.

         To determine whether a contingent deferred sales charge applies to a redemption, the Fund redeems shares in the following order:
1.       shares acquired by reinvestment of dividends and capital gains distributions,
2.       shares held the holding period that applies to the class, and
3.       shares held the longest during the holding period

         Contingent deferred sales charges are not charged when you exchange shares of the Fund for shares of other
Oppenheimer Funds. However, if you exchange them within the applicable contingent deferred sales charge holding period, the holding period will carry over to the fund whose shares your acquire. Similarly, if you acquire shares of this Fund by exchanging shares of another Oppenheimer fund that are still subject to a contingent deferred sales charge holding period, that holding period will carry over to this Fund.

How to Exchange Shares

Shares of the Fund can be purchased by exchanging shares of other Oppenheimer funds on the same basis.  To exchange shares, you must meet several conditions:
o        Shares of the fund selected for exchange must be available for sale in your state of residence.
o        The prospectuses of both funds must offer the exchange privilege.
o        You must hold the shares you buy when you establish your account for at least 7 days before you can exchange them. After the account is open 7 days, you can exchange shares every regular business day.
o        You must meet the minimum purchase requirements for the fund whose shares you purchase by exchange.
o        Before exchanging into a fund, you must obtain and read its prospectus.

         Shares of a particular class of the Fund may be exchanged only for shares of the same class in the other
Oppenheimer funds.  For example, you can exchange Class A shares of this Fund only for Class A shares of another fund.  In some cases, sales charges may be imposed on exchange transactions. For tax purposes, exchanges of shares involve a sale of the shares of the fund you own and a purchase of the shares of the other fund, which may result in a capital gain or loss. Please refer to "How to Exchange Shares" in the Statement of Additional Information for more details.

HOW DO YOU SUBMIT EXCHANGE REQUESTS? Exchanges may be requested in writing or by telephone:

Written Exchange Requests.  Submit an OppenheimerFunds Exchange Request form, signed by all owners of the account.
         Send it to the Transfer Agent at the address on the back cover. Exchanges of shares held under certificates cannot be processed unless the Transfer Agent receives the certificates with the request.

Telephone Exchange Requests. Telephone exchange requests may be made either by calling a service representative at
         1.800.852.8457, or by using PhoneLink for automated exchanges by calling 1.800.533.3310. Telephone exchanges may be made only between accounts that are registered with the same name(s) and address.  Shares held under certificates may not be exchanged by telephone.

ARE THERE LIMITATIONS ON EXCHANGES? There are certain exchange policies you should be aware of:
o        Shares are normally redeemed from one fund and purchased from the other fund in the exchange transaction on the same regular business day on which the Transfer Agent receives an exchange request that conforms to the policies described above. It must be received by the close of The New York Stock Exchange that day, which is normally 4:00 P.M. but may be earlier on some days.  However, either fund may delay the purchase of shares of the fund you are exchanging into up to seven days if it determines it would be disadvantaged by a same-day exchange.

         The interests of the Fund's long-term shareholders and its ability to manage its investments may be adversely affected when its shares are repeatedly bought and sold in response to short-term market fluctuations--also known as "market timing."  When large dollar amounts are involved, the Fund may have difficulty implementing long-term investment strategies, because it cannot predict how much cash it will have to invest. Market timing also may force the Fund to sell portfolio securities at disadvantageous times to raise the cash needed to buy a market timer's Fund shares. These factors may hurt the Fund's performance and its shareholders. When the Manager believes frequent trading would have a disruptive effect on the Fund's ability to manage its investments, the Manager and the Fund may reject purchase orders and exchanges into the Fund by any person, group or account that the Manager believes to be a market timer.

o        The Fund may amend, suspend or terminate the exchange privilege at any time.  Although the Fund will attempt to provide you notice whenever it is required by applicable law to do so, it may impose these changes at any time for emergency purposes.
o        If the Transfer Agent cannot exchange all the shares you request because of a restriction cited above, only the shares eligible for exchange will be exchanged.

Shareholder Account Rules and Policies

More information about the Fund's policies and procedures for purchasing and redeeming shares is contained in the
Statement of Additional Information.

The offering of shares may be suspended during any period in which the determination of net asset value is suspended, and the offering may be suspended by the Board of Trustees at any time the Board believes it is in the Fund's best interest to do so.

Telephone transaction privileges for purchases, redemptions or exchanges may be modified, suspended or terminated by the Fund at any time.  The Fund will provide you notice whenever it is required to do so by applicable law.  If an account has more than one owner, the Fund and the Transfer Agent may rely on the instructions of any one owner. Telephone privileges apply to each owner of the account and the dealer representative of record for the account unless the Transfer Agent receives cancellation instructions from an owner of the account.

The Transfer Agent. OppenheimerFunds Services, the Fund's Transfer Agent, is a division of the Manager. It is responsible for maintaining the Fund's shareholder registry and shareholder accounting records, and for paying dividends and distributions to shareholders. It also handles shareholder servicing and administrative functions. It serves as the Transfer Agent for an annual per account fee. It also acts as shareholder servicing agent for the other Oppenheimer funds. Shareholders should direct inquiries about their accounts to the Transfer Agent at the address and toll-free numbers shown on the back cover.

Redemption or transfer requests will not be honored until the Transfer Agent receives all required documents in proper form.  From time to time, the Transfer Agent in its discretion may waive certain of the requirements for redemptions stated in this Prospectus.

Dealers that can perform account transactions for their clients by participating in NETWORKING through the National
         Securities Clearing Corporation are responsible for obtaining their clients' permission to perform those transactions, and are responsible to their clients who are shareholders of the Fund if the dealer performs any transaction erroneously or improperly.

The redemption price for shares will vary from day to day because the value of the securities in the Fund's portfolio fluctuates. The redemption price, which is the net asset value per share, will normally differ for each class of shares.  The redemption value of your shares may be more or less than their original cost.

Payment for redeemed shares ordinarily is made in cash. It is forwarded by check or by AccountLink (as elected by the shareholder) within seven days after the Transfer Agent receives redemption instructions in proper form. However, under unusual circumstances determined by the Securities and Exchange Commission, payment may be delayed or suspended.  For accounts registered in the name of a broker-dealer, payment will normally be forwarded within three business days after redemption.

The Transfer Agent may delay forwarding a check or processing a payment via AccountLink for recently purchased shares, but only until the purchase payment has cleared.  That delay may be as much as 10 days from the date the shares were purchased.  That delay may be avoided if you purchase shares by Federal Funds wire or certified check, or arrange with your bank to provide telephone or written assurance to the Transfer Agent that your purchase payment has cleared.

Involuntary redemptions of small accounts may be made by the Fund if the account value has fallen below $500 for reasons other than the fact that the market value of shares has dropped. In some cases involuntary redemptions may be made to repay the Distributor for losses from the cancellation of share purchase orders.

Shares may be "redeemed in kind" under unusual circumstances (such as a lack of liquidity in the Fund's portfolio to meet redemptions). This means that the redemption proceeds will be paid with liquid securities from the
         Fund's portfolio.

"Backup withholding" of federal income tax may be applied against taxable dividends, distributions and redemption proceeds (including exchanges) if you fail to furnish the Fund your correct, certified Social Security or
         Employer Identification Number when you sign your application, or if you under-report your income to the
         Internal Revenue Service.

To avoid sending duplicate copies of materials to households and annual notice of the Fund's privacy policy, the
         Fund will mail only one copy of each prospectus, annual and semi-annual report and annual notice of the
         Fund's privacy policy to shareholders having the same last name and address on the Fund's records. The consolidation of these mailings, called householding, benefits the Fund through reduced mailing expense.

         If you want to receive multiple copies of these materials, you may call the Transfer Agent at
         1.800.525.7048. You may also notify the Transfer Agent in writing. Individual copies of prospectuses, reports and privacy notices will be sent to you commencing 30 days after the Transfer Agent receives your request to stop householding.

Dividends, Capital Gains and Taxes

DIVIDENDS. The Fund intends to declare dividends separately for each class of shares from net investment income on a quarterly basis.  The Fund intends to pay dividends to shareholders in March, June, September and December on a date selected by the Board of Trustees.  Dividends and distributions paid on Class A and Class Y shares will generally be higher than dividends for Class B, Class C and Class N shares, which normally have higher expenses than Class A and
Class Y shares. The Fund has no fixed dividend rate and cannot guarantee that it will pay any dividends or distributions.

CAPITAL GAINS.  The Fund may realize capital gains on the sale of portfolio securities.  If it does, it may make distributions out of any net short-term or long-term capital gains in December of each year. The Fund may make supplemental distributions of dividends and capital gains following the end of its fiscal year. There can be no assurance that the Fund will pay any capital gains distributions in a particular year.

WHAT ARE YOUR CHOICES FOR RECEIVING DISTRIBUTIONS?  When you open your account, specify on your application how you want to receive your dividends and distributions.  You have four options:

Reinvest All Distributions in the Fund.  You can elect to reinvest all dividends and capital gains distributions in additional shares of the Fund.

Reinvest Dividends or Capital Gains.  You can elect to reinvest some distributions (dividends, short-term capital gains or capital gains distributions) in the Fund while receiving other types of distributions by check or having them sent to your bank account through AccountLink.
Receive All Distributions in Cash.  You can elect to receive a check for all dividends and capital gains distributions or have them sent to your bank through AccountLink.

Reinvest Your Distributions in Another OppenheimerFunds Account.  You can reinvest all distributions in the same class of shares of another OppenheimerFunds account you have established.

TAXES. If your shares are not held in a tax-deferred retirement account, you should be aware of the following tax implications of investing in the Fund. Distributions are subject to federal income tax and may be subject to state or local taxes. Dividends paid from short-term capital gains and net investment income are taxable as ordinary income.  Long-term capital gains are
taxable as long-term capital gains when distributed to shareholders. It does not matter how long you have held your shares. Whether you reinvest your distributions in additional shares or take them in cash, the tax treatment is the same.

         Every year the Fund will send you and the IRS a statement showing the amount of any taxable distribution you received in the previous year. Any long-term capital gains will be separately identified in the tax information the Fund sends you after the end of the calendar year.

Avoid "Buying a Distribution."  If you buy shares on or just before the ex-dividend date or just before the Fund declares a capital gain distribution, you will pay the full price for the shares and then receive a portion of the price back as a taxable dividend or capital gain.

Remember, There May be Taxes on Transactions.  Because the Fund's share price fluctuates, you may have a capital gain or loss when you sell or exchange your shares.  A capital gain or loss is the difference between the price you paid for the shares and the price you received when you sold them.  Any capital gain is subject to capital gains tax.

Returns of Capital Can Occur.  In certain cases, distributions made by the Fund may be considered a non-taxable return of capital to shareholders.  If that occurs, it will be identified in notices to shareholders.

         This information is only a summary of certain federal personal income tax information about your investment. You should consult with your tax advisor about the effect of an investment in the Fund on your particular tax situation.

Financial Highlights

The Financial Highlights Table is presented to help you understand the Fund's financial performance for the past five fiscal years. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the Fund (assuming reinvestment of all dividends and distributions). The information for fiscal year 2001 and 2000 has been audited by
KPMG LLP, the Fund's independent auditors, whose report, along with the Fund's financial statements, is included in the Statement of Additional Information, which is available on request.  Another accounting firm audited the information for the fiscal years prior to 2000.

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

 CLASS A       YEAR ENDED OCTOBER 31,                        2001             2000         1999
1998          1997
================================================================================================================================

 PER SHARE OPERATING
DATA

 Net asset value, beginning of period                  $    16.66       $    16.41     $  15.50     $
13.99       $ 12.48
--------------------------------------------------------------------------------------------------------------------------------
 Income (loss) from investment
operations:
 Net investment income                                        .46(1)           .36          .21
..26           .20
 Net realized and unrealized gain (loss)                     (.20)(1)          .55         2.88
3.24          2.65

-------------------------------------------------------------------------
 Total income (loss)
from
 investment operations                                        .26              .91         3.09
3.50          2.85
--------------------------------------------------------------------------------------------------------------------------------
 Dividends and/or distributions to
shareholders:
 Dividends from net investment income                        (.53)            (.28)        (.26)
(.20)         (.19)
 Distributions from net realized gain                        (.30)            (.38)       (1.92)
(1.79)        (1.15)

-------------------------------------------------------------------------
 Total dividends and/or
distributions
 to shareholders                                             (.83)            (.66)       (2.18)
(1.99)        (1.34)
--------------------------------------------------------------------------------------------------------------------------------
 Net asset value, end of period                        $    16.09       $    16.66     $  16.41     $
15.50       $ 13.99

=========================================================================

================================================================================================================================
 TOTAL RETURN, AT NET ASSET VALUE(2)                         1.64%            5.78%       21.48%
27.91%        25.18%

================================================================================================================================
 RATIOS/SUPPLEMENTAL
DATA

 Net assets, end of period (in thousands)              $1,763,404       $1,027,560     $899,084
$135,821       $79,751
--------------------------------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)                     $1,353,860       $1,020,483     $454,409
$103,244       $61,618
--------------------------------------------------------------------------------------------------------------------------------
 Ratios to average net
assets:(3)
 Net investment income                                       2.61%(1)         2.24%        1.81%
2.07%         1.68%
 Expenses                                                    1.47%            1.45%        1.51%
1.55%(4)      1.58%(4)
--------------------------------------------------------------------------------------------------------------------------------
 Portfolio turnover rate                                       88%             105%          58%
165%           89%

1. Without the adoption of the change in amortization method as discussed in
Note 1 in the Notes to Financial Statements, these amounts would have been:
Net investment income                     $ .34
Net realized and unrealized gain (loss)   $(.08)
Net investment income ratio                1.64%
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
3. Annualized for periods of less than one full year.
4. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

OPPENHEIMER QUEST BALANCED VALUE FUND(SM)

 CLASS B                YEAR ENDED OCTOBER 31,               2001         2000         1999         1998
1997
============================================================================================================================

 PER SHARE OPERATING DATA

 Net asset value, beginning of period                  $    16.52     $  16.28     $  15.40     $  13.92       $
12.42
----------------------------------------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income                                        .35(1)       .25          .14
..19           .15
 Net realized and unrealized gain (loss)                     (.19)(1)      .55         2.84         3.20
2.62

---------------------------------------------------------------------
 Total income (loss) from
 investment operations                                        .16          .80         2.98         3.39
2.77
----------------------------------------------------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income                        (.38)        (.18)        (.18)        (.12)
(.12)
 Distributions from net realized gain                        (.30)        (.38)       (1.92)       (1.79)
(1.15)

---------------------------------------------------------------------
 Total dividends and/or distributions
 to shareholders                                             (.68)        (.56)       (2.10)       (1.91)
(1.27)
----------------------------------------------------------------------------------------------------------------------------
 NET ASSET VALUE, END OF PERIOD                        $    16.00     $  16.52     $  16.28     $  15.40       $
13.92

=====================================================================

============================================================================================================================
 TOTAL RETURN, AT NET ASSET VALUE(2)                         1.03%        5.10%       20.84%       27.08%
24.55%

============================================================================================================================
 RATIOS/SUPPLEMENTAL DATA

 Net assets, end of period (in thousands)              $1,836,130     $925,476     $801,485      $60,807
$25,609
----------------------------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)                     $1,307,367     $873,470     $355,797      $39,165
$19,230
----------------------------------------------------------------------------------------------------------------------------
 Ratios to average net assets:(3)
 Net investment income                                       2.00%(1)     1.64%        1.21%        1.53%
1.09%
 Expenses                                                    2.07%        2.06%        2.10%        2.15%(4)
2.17%(4)
----------------------------------------------------------------------------------------------------------------------------
 Portfolio turnover rate                                       88%         105%          58%
165%           89%

1. Without the adoption of the change in amortization method as discussed in
Note 1 in the Notes to Financial Statements, these amounts would have been:
Net investment income                       $ .23
Net realized and unrealized gain (loss)     $(.07)
Net investment income ratio                  1.03%
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
3. Annualized for periods of less than one full year.
4. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

OPPENHEIMER QUEST BALANCED VALUE FUND(SM)

FINANCIAL HIGHLIGHTS Continued
--------------------------------------------------------------------------------

 CLASS C       YEAR ENDED OCTOBER 31,                        2001         2000         1999         1998
1997
============================================================================================================================

 PER SHARE OPERATING DATA

 Net asset value, beginning of period                    $  16.51     $  16.27     $  15.40      $ 13.92
$12.43
----------------------------------------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income                                        .34(1)       .25          .15
..18           .15
 Net realized and unrealized gain (loss)                     (.18)(1)      .55         2.83         3.21
2.62

-------------------------------------------------------------------
 Total income (loss) from
 investment operations                                        .16          .80         2.98         3.39
2.77
----------------------------------------------------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income                        (.37)        (.18)        (.19)        (.12)
(.13)
 Distributions from net realized gain                        (.30)        (.38)       (1.92)       (1.79)
(1.15)

-------------------------------------------------------------------
 Total dividends and/or distributions
 to shareholders                                             (.67)        (.56)       (2.11)       (1.91)
(1.28)
----------------------------------------------------------------------------------------------------------------------------

 Net asset value, end of period                          $  16.00     $  16.51     $  16.27      $ 15.40
$13.92

===================================================================

============================================================================================================================
 TOTAL RETURN, AT NET ASSET VALUE(2)                         1.05%        5.10%       20.80%       27.12%
24.51%

============================================================================================================================
 RATIOS/SUPPLEMENTAL DATA

 Net assets, end of period (in thousands)                $751,229     $341,824     $313,506      $20,910
$6,687
----------------------------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)                       $502,037     $336,336     $139,356      $11,598
$4,724
----------------------------------------------------------------------------------------------------------------------------
 Ratios to average net assets:(3)
 Net investment income                                       2.00%(1)     1.64%        1.21%        1.60%
1.09%
 Expenses                                                    2.07%        2.06%        2.10%        2.15%(4)
2.17%(4)
----------------------------------------------------------------------------------------------------------------------------
 Portfolio turnover rate                                       88%         105%          58%
165%           89%

1. Without the adoption of the change in amortization method as discussed in
Note 1 in the Notes to Financial Statements, these amounts would have been:
Net investment income                           $ .24
Net realized and unrealized gain (loss)         $(.08)
Net investment income ratio                      1.03%
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
3. Annualized for periods of less than one full year.
4. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

OPPENHEIMER QUEST BALANCED VALUE FUND(SM)

                                                                                                          PERIOD
ENDED
 CLASS N                                                                                             OCTOBER
31,2001(1)
============================================================================================================================

 PER SHARE OPERATING DATA

 Net asset value, beginning of period                                                                          $
16.84
----------------------------------------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment
income                                                                                             .22(2)
 Net realized and unrealized gain (loss)
(.83)(2)

-------------
 Total income (loss) from investment operations
(.61)
----------------------------------------------------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income
(.18)
 Distributions from net realized
gain                                                                               --

-------------
 Total dividends and/or distributions to shareholders
(.18)
----------------------------------------------------------------------------------------------------------------------------
 Net asset value, end of period                                                                                $
16.05

=============

============================================================================================================================
 TOTAL RETURN, AT NET ASSET VALUE(3)
(3.71)%

============================================================================================================================
 RATIOS/SUPPLEMENTAL DATA

 Net assets, end of period (in thousands)
$19,649
----------------------------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)                                                                             $
4,977
----------------------------------------------------------------------------------------------------------------------------
 Ratios to average net assets:(4)
 Net investment income
2.75%(2)
 Expenses
1.58%
----------------------------------------------------------------------------------------------------------------------------
 Portfolio turnover
rate                                                                                            88%

1. For the period from March 1, 2001 (inception of offering) to October 31,
2001.
2. Without the adoption of the change in amortization method as discussed in
Note 1 in the Notes to Financial Statements, these amounts would have been:
Net investment income                       $  .18
Net realized and unrealized gain (loss)     $ (.79)
Net investment income ratio                   1.78%
3. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.
Total returns are not annualized for periods of less than one full year.
4. Annualized for periods of less than one full year.

OPPENHEIMER QUEST BALANCED VALUE FUND(SM)

FINANCIAL HIGHLIGHTS Continued
-------------------------------------------------------------------------------

 CLASS Y       YEAR ENDED OCTOBER 31,                                                           2001
2000(1)
============================================================================================================================

 PER SHARE OPERATING DATA

 Net asset value, beginning of period                                                         $16.67
$15.65
----------------------------------------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income
..74(2)            .15
 Net realized and unrealized gain (loss)
(.40)(2)           .99

------------------------------
 Total income (loss) from investment operations                                                  .34
1.14
----------------------------------------------------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income                                                           (.66)
(.12)
 Distributions from net realized gain
(.30)               --

------------------------------
 Total dividends and/or distributions to shareholders                                           (.96)
(.12)
----------------------------------------------------------------------------------------------------------------------------
 Net asset value, end of period                                                               $16.05
$16.67

==============================

============================================================================================================================
 TOTAL RETURN, AT NET ASSET VALUE(3)                                                            2.14%
7.32%

============================================================================================================================
 RATIOS/SUPPLEMENTAL DATA

 Net assets, end of period (in thousands)                                                   $134,654
$144
----------------------------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)                                                          $ 77,394
$ 32
----------------------------------------------------------------------------------------------------------------------------
 Ratios to average net assets:(4)
 Net investment income                                                                          2.97%(2)
2.46%
 Expenses                                                                                       1.00%
0.98%
----------------------------------------------------------------------------------------------------------------------------
 Portfolio turnover rate
88%              105%

1. For the period from May 1, 2000 (inception of offering) to October 31, 2000.
2. Without the adoption of the change in amortization method as discussed in
Note 1 in the Notes to Financial Statements, these amounts would have been:
Net investment income                        $ .65
Net realized and unrealized gain (loss)      $(.31)
Net investment income ratio                   2.00%
3. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.
Total returns are not annualized for periods of less than one full year.
4. Annualized for periods of less than one full year.

OPPENHEIMER QUEST BALANCED VALUE FUND(SM)

INFORMATION AND SERVICES

For More Information on Oppenheimer Quest Balanced Value Fund

The following additional information about the Fund is available without charge upon request:

Statement of Additional Information.

This document includes additional information about the Fund's investment policies, risks, and operations. It is incorporated by reference into this Prospectus (which means it is legally part of this Prospectus).

Annual and Semi-Annual Reports.

Additional information about the Fund's investments and performance is available in the Fund's Annual and
Semi-Annual Reports to shareholders. The Annual Report includes a discussion of market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year.

----------------------------------------------------------------------------------------------------------------

How to Get More Information

----------------------------------------------------------------------------------------------------------------

You can request the Statement of Additional Information, the Annual and Semi-Annual Reports, the notice explaining the Fund's private policy and other information about the Fund or your account:
----------------------------------------------------------------------------------------------------------------

By Telephone:
----------------------------------------------------------------------------------------------------------------
Call OppenheimerFunds Services toll-free:
1.800.525.7048

By Mail:
Write to:
OppenheimerFunds Services
P.O. Box 5270
Denver, Colorado 80217-5270

On the Internet:

You can send us a request by e-mail or read or download documents on the OppenheimerFunds web site:
HTTP://WWW.OPPENHEIMERFUNDS.COM
-------------------------------
Information  about the Fund including the Statement of Additional  Information can be reviewed and copied at the SEC's
Public  Reference Room in Washington,  D.C.  Information on the operation of the Public Reference Room may be obtained by  calling  the SEC at  1.202.942.8090.  Reports  and other  information  about the Fund are  available  on the EDGAR database on the SEC's Internet  website at  WWW.SEC.GOV.  Copies may be obtained after payment of a duplicating fee by
                                            -----------
electronic  request at the SEC's  e-mail  address:  publicinfo@sec.gov  or by writing  to the SEC's  Public  Reference
Section, Washington, D.C. 20549-0102.

No one has been authorized to provide any information about the Fund or to make any representations about the
Fund other than what is contained in this Prospectus. This Prospectus is not an offer to sell shares of the
Fund, nor a solicitation of an offer to buy shares of the Fund, to any person in any state or other jurisdiction where it is unlawful to make such an offer.

The Fund's shares are distributed by:
OppenheimerFunds Distributor, Inc.
The Fund's SEC File No. 811-5225
PR0257.001.0202  Printed on recycled paper.

                                           Appendix to Prospectus of
                                        Oppenheimer Quest Balanced Value Fund

         Graphic Material included in the Prospectus of Oppenheimer Quest Balanced Value Fund: (the "Fund")  "Annual
Total Returns (Class A) (as of 12/31 each year)":

         A bar chart will be included in the Prospectus of the Fund depicting the annual total returns of a hypothetical investment in Class A shares of the Fund for the past ten calendar years, without deducting sales charges. Set forth below are the relevant data points that will appear on the bar chart.

Calendar                                             Annual
Year                                                  Total
Ended                                                Returns
-----                                                -------
12/31/92                                              8.53%
12/31/93                                             11.77%
12/31/94                                              1.13%
12/31/95                                             28.41%
12/31/96                                             17.95%
12/31/97                                             31.01%
12/31/98                                             28.18%
12/31/99                                             11.23%
12/31/00                                              7.94%
12/31/01                                              3.20%